Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 25, 2011 on the financial statements of The Boston Trust & Walden Funds as of March 31, 2011 and to the references to our firm in the Statement of Additional Information in this Post-Effective Amendment to the Funds Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

September 7, 2011